Exhibit 10.12

Non-Qualified Stock Option

Grant Certificate

For

Participant

Envestnet, Inc. (“Company”) hereby grants to you a Nonqualified Stock Option under the Envestnet, Inc. 2010 Long-Term Incentive Plan (“Plan”), to purchase the number of shares of Company Stock as set forth below, subject to all terms and conditions of this Non-Qualified Stock Option Grant Certificate (“Certificate”), the Option Terms and Conditions and the Plan:

Number of Shares	Grant Date	Exercise Price	Vesting Date	Expiration Date

Total

Notwithstanding the foregoing, you will vest and become exercisable in such portion of the Option scheduled to vest on the applicable Vesting Date, provided that you remain an employee of the Company from the Option Grant Date set forth above until the applicable Vesting Date set forth above with respect to any portion of the Option scheduled to vest on such Vesting Date. Any portion of this Option that is not vested upon your termination of employment shall be forfeited. This Option will expire on the applicable Expiration Date set forth above, provided, however, that this Option shall expire earlier and no longer be exercisable to the extent set forth in Section 3 of the Option Terms and Conditions and as otherwise set forth in the Option Terms and Conditions and the Plan.

This non-qualified stock option is subject to the terms and conditions set forth in this Certificate, the Option Terms and Conditions and the Plan. All terms and provisions of the Option Terms and Conditions and the Plan, as the same may be amended from time to time, are incorporated herein and made part of this Certificate. If any provision hereof and of the Plan shall be in conflict, the terms of the Plan shall govern. All capitalized terms used herein and not defined herein shall have the meanings assigned to them in the Plan. The non-qualified stock option shall be exercisable only in accordance with the provisions of this Certificate, the Option Terms and Conditions and the Plan and shall have a term of no more than 10 years from the Grant Date, subject to earlier termination as set forth in the Option Terms and Conditions and the Plan.

This Certificate, the Option Terms and Conditions and the Plan set forth the entire understanding between you and the Company regarding this Option and supersede all prior oral and written agreements with respect thereto.